SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW

Suite 313

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 7, 2005, Corautus Genetics Inc. (“Corautus”) entered into a Master Services Agreement for clinical management services with PPD Development, L.P. (“PPD”). Pursuant to the Master Services Agreement, PPD will provide Corautus medical monitoring, data management, biostatics services and final study reporting for its Phase IIb clinical trial for the treatment of severe angina. The specific services provided by PPD to Corautus are described in Project Addenda attached to the Master Services Agreement. PPD will invoice Corautus on a monthly basis for services performed during such month.

In connection with the Master Services Agreement, Corautus and PPD entered into a Project Addendum dated March 7, 2005. The purpose of the Project Addendum is to set forth the responsibilities and obligations of the parties in regard to conducting Corautus’ Phase IIb clinical trial. Pursuant to the Project Addendum and in exchange for the services provided by PPD, Corautus will pay PPD a sum anticipated not to exceed approximately $3,200,000 and will pay for such services as the services are performed. The term of the Project Addendum will commence on the effective date and end upon completion of all the services provided by PPD, unless terminated earlier in accordance with the provisions of the Master Services Agreement, which states that any Project Addenda is terminable by either party on 30 days notice. In the event of early termination, Corautus will pay PPD all direct fees and pass through costs for all services performed through the termination date.

Corautus and PPD also entered into an Agreement For The Transfer Of Sponsors Obligations on March 7, 2005 (the “Transfer Agreement”). Pursuant to the Transfer Agreement, Corautus transfers and PPD accepts some, but not all, of Corautus’ legal obligations surrounding its objective of filing an Investigational New Drug Application for its gene therapy product using a vascular growth factor gene known as Vascular Endothelial Growth Factor 2, or VEGF-2, for severe angina.

As previously announced, PPD has been providing Corautus clinical management services under a Letter Agreement dated November 4, 2004. The Master Services Agreement and Project Addendum supercede and replace the Letter Agreement.

Forward-Looking Statements

This report may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements that address operating performance, events or developments that we expect or anticipate will occur in the future, such as entering into definitive agreements for clinical management, projections about our future results of operations or our financial condition, adequacy of funding, benefits from the alliance with Boston Scientific Corporation, benefits from engaging PPD to provide clinical management services, research, development and commercialization of our product candidates, whether early-stage clinical trial results are any indication of results in subsequent clinical trials, anticipated trends in our business, manufacture of sufficient and acceptable quantities of our proposed products, approval of our product candidates, meeting additional capital requirements, and other risks that could cause actual results to differ materially. These risks are discussed in the Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risks discussed in Corautus’ Annual Report on Form 10-K for the year ended December 31, 2003 filed March 30, 2004, all of which are incorporated by reference into this report. All forward-looking statements included in this document are based on information available to Corautus on the date hereof, and Corautus assumes no obligation to update any such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: March 11, 2005	/s/ Jack W. Callicutt
Jack W. Callicutt Vice President - Finance and Administration Chief Accounting Officer